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NETSMART TECHNOLOGIES, INC.
EXHIBIT 11.1 - CALCULATION OF EARNINGS PER SHARE
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                                                          Years ended December 31,
                                                  1999             1998            1997
                                                  ----             ----            ----

Average shares outstanding                       2,921,254      2,779,655         2,386,953
 Dilutive effect of stock options
  and warrants computed by use
  of treasury stock method                         595,063         85,338                 0

Computation of Earnings Per
  Share=Net Income/Average
  common and common share
  equivalent shares                             $1,824,769  (1)$  123,649       $(3,507,125)
outstanding                                      3,516,317      2,864,993         2,386,953
                                                 ---------      ---------         ---------

Earnings Per Share                              $      .52     $      .04       $     (1.47)




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(1)After dividends on Series D Preferred Stock in the amount of $72,600
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